UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

Rodin Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-221824	81-1144197
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2019, Steven Bisgay tendered his resignation as Chief Financial Officer and Treasurer of Rodin Income Trust Inc. (the “Company”) and its advisor, Rodin Income Advisors, LLC (the “Advisor”), effective as of the end of the calendar year 2019. In addition, Mr. Bisgay resigned as a Director of the Company’s Board of Directors (the “Board”) effective as of the end of the calendar year 2019. Mr. Bisgay’s resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practice.

In addition, on December 26, 2019, the Company’s Board appointed Paul M. Pion as a Director, Chief Financial Officer and Treasurer to fill the vacancy created by Mr. Bisgay’s resignation, effective January 1, 2020. Mr. Pion will also serve as the Advisor’s Chief Financial Officer and Treasurer.

Paul M. Pion, 53, has served as U.S. Chief Administrative Officer and Senior Managing Director of Cantor Fitzgerald & Co. (“Cantor”) since August 2011. In this position, Mr. Pion oversees a range of functions, most notably client management, cost control, procurement, and vendor management. Other responsibilities include business continuity planning, facilities and insurance. In addition, he is the Treasurer of the Cantor Fitzgerald Relief Fund. Additionally, since January 17, 2012, Mr. Pion has served as Chief Executive Officer of Tower Bridge International Services LP, responsible for the back-office functions under a shared-services model for all Cantor UK-based businesses. Mr. Pion previously served in numerous positions for Cantor including Global Director of Internal Audit and was involved in various special projects from 2002 to 2010. Mr. Pion has been a director of Tower Bridge GP Limited since November 2010, BGC European GP Limited since January 2012 and was a director of BGC Brokers GP Limited from April 2012 until December 2019. Prior to joining Cantor, Mr. Pion served for approximately 14 years with the accounting firm Deloitte & Touche, most recently as an Audit and Assurance partner focusing on financial services clients. At Deloitte & Touche, he also led the New York office’s China Practice. Mr. Pion holds Series 7 and 27 licenses and is a Certified Public Accountant in the State of New York. He received a B.S. in Accounting from the State University of New York at Albany. Following his appointment, Mr. Pion will continue with his roles at Cantor and its affiliates.

The Company believes that Mr. Pion’s extensive experience in the financial services industry supports his appointment to the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.

Date: December 26, 2019	By:	/s/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer